FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line—Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

Media Contact:
Lara Hoffmans—Managing Director-Marketing
614-255-5550 (lhoffmans@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
SECOND QUARTER 2021

    COLUMBUS, Ohio - July 28, 2021 -- Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited financial results for the second quarter of 2021.

The following are selected highlights for the quarter ended June 30, 2021:

•Assets under management ("AUM") were $32.4 billion compared to $30.6 billion as of March 31, 2021, and $20.6 billion as of June 30, 2020.
•Average AUM was $32.1 billion compared to $19.7 billion during the second quarter of 2020.
•Net client inflows were $550 million, compared to $231 million of net inflows for the same period in 2020. Net inflows into our fixed income strategies were $485 million and net inflows into our equity strategies were $65 million.
•Revenue was $45.1 million, compared to $28.2 million in the second quarter of 2020.
•Operating profit margin was 39% compared to 25% for the second quarter of 2020. Operating profit margin, as adjusted6, was 43% compared to 38% for the second quarter of 2020.
•Investment income was $5.9 million compared to investment income of $11.6 million for the the second quarter of 2020.
•Net income attributable to common shareholders was $16.9 million compared to $12.2 million during the second quarter of 2020.
•Earnings per share attributable to common shareholders - diluted was $5.28 compared to $3.79 in the second quarter of 2020.
•The Company returned a total of $3.2 million to its shareholders via a $1.00 per share dividend.
•Total cash and corporate investments held directly by Diamond Hill Capital Management, Inc. were $198.4 million, or $61.86 per share.

“Our business results improved in Q2 relative to last year and also benefited from a strong market environment. Our AUM includes $3.4 billion from the Corporate Credit and High Yield Funds which we expect to move to Brandywine Global on July 30, 2021,” said Heather Brilliant, president and CEO. “We believe our long-term focus, capacity discipline, investment results, and alignment with investor interests positions Diamond Hill well to navigate changing market environments and compete successfully.”

Dividend:

The Company also announced today that its board of directors has approved payment of a quarterly cash dividend of $1.00 per share. The dividend will be paid on September 24, 2021, to its shareholders of record as of September 9, 2021.

Selected Income Statement Data
(in thousands, except per share figures and percentages)

	Three Months Ended June 30,
	2021	2020	% Change
Revenue	$45,070	$28,249	60%
Compensation and related costs, excluding deferred compensation expense	18,940	12,558	51%
Deferred compensation expense	1,511	3,826	(61)%
Other expenses	6,852	4,837	42%
Total operating expenses	27,303	21,221	29%
Net operating income	17,767	7,028	153%
Investment income, net	5,877	11,563	(49)%
Net income before taxes	23,644	18,591	27%
Income tax expense	(6,017)	(4,952)	22%
Net income	17,627	13,639	29%
Net income attributable to redeemable noncontrolling interest	(762)	(1,438)	(47)%
Net income attributable to common shareholders	$16,865	$12,201	38%

Earnings per share attributable to common shareholders - diluted	$5.28	$3.79	39%

	Six Months Ended June 30,
	2021	2020	% Change
Revenue	$84,084	$60,175	40%
Compensation and related costs, excluding deferred compensation (benefit) expense	35,755	27,975	28%
Deferred compensation expense (benefit)	4,614	(4,330)	NM
Other expenses	12,416	9,037	37%
Total operating expenses	52,785	32,682	62%
Net operating income	31,299	27,493	14%
Investment income (loss), net	11,540	(10,836)	NM
Net income before taxes	42,839	16,657	157%
Income tax expense	(10,950)	(5,547)	97%
Net income	31,889	11,110	187%
Net loss (income) attributable to redeemable noncontrolling interest	(1,316)	2,621	NM
Net income attributable to common shareholders	$30,573	$13,731	123%

Earnings per share attributable to common shareholders - diluted	$9.62	$4.23	127%

Selected Balance Sheet Data
(in thousands, except per share figures)

	As of
	June 30, 2021	December 31, 2020
Total cash and corporate investments held directly by DHCM	$198,436	$184,055
Shareholders' equity	$209,907	$184,081
Book value per share	$65.43	$58.09
Cash and corporate investments per share	$61.86	$58.08

	Change in Assets Under Management
	For the Three Months Ended June 30,
(in millions)	2021	2020
AUM at beginning of the period	$30,582	$17,496
Net cash inflows (outflows)
proprietary funds	260	(59)
sub-advised funds	(99)	146
separately managed accounts	389	144
	550	231
Net market appreciation and income	1,228	2,918
Increase during the period	1,778	3,149
AUM at end of the period	$32,360	$20,645

Average AUM during the period	$32,095	$19,729

	Change in Assets Under Management
	For the Six Months Ended June 30,
(in millions)	2021	2020
AUM at beginning of the period	$26,411	$23,399
Net cash inflows (outflows)
proprietary funds(a)	1,987	(47)
sub-advised funds	(57)	691
separately managed accounts	214	(162)
	2,144	482
Net market appreciation (depreciation) and income(a)	3,805	(3,236)
Increase (decrease) during the period	5,949	(2,754)
AUM at end of the period	$32,360	$20,645

Average AUM during the period	$30,146	$20,591
(a) Reflects a $150 million adjustment from net flows to market appreciation related to the quarter ended March 31, 2021.

	Net Cash Inflows (Outflows) Further Breakdown For the Three Months Ended June 30,
(in millions)	2021	2020
Net cash inflows (outflows)
Equity	$65	$(374)
Fixed Income	485	605
	$550	$231

	Net Cash Inflows (Outflows) Further Breakdown For the Six Months Ended June 30,
(in millions)	2021	2020
Net cash inflows (outflows)
Equity(a)	$1,200	$(192)
Fixed Income(b)	944	674
	$2,144	$482
(a) Reflects a $120 million adjustment from net flows to market appreciation related to the quarter ended March 31, 2021.
(b) Reflects a $30 million adjustment from net flows to market appreciation related to the quarter ended March 31, 2021.

About Diamond Hill:
Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill’s investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of June 30, 2021, Diamond Hill had $32.4 billion in assets under management. For more information visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure

As supplemental information, the Company is providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). Management believes the non-GAAP measures below are useful measures of its core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate peer comparisons. These non-GAAP measures should not be used as a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the three- and six-months ended June 30, 2021, and 2020, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2021	2020	2021	2020
Total revenue	$45,070	$28,249	$84,084	$60,175

Net operating income, GAAP basis	$17,767	$7,028	$31,299	$27,493
Non-GAAP adjustment:
Gains (losses) on deferred compensation plan investments, net(1)	1,511	3,826	4,614	(4,330)
Net operating income, as adjusted, non-GAAP basis(2)	19,278	10,854	35,913	23,163
Non-GAAP adjustment:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(5,070)	(3,133)	(9,471)	(6,665)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$14,208	$7,721	$26,442	$16,498

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$4.44	$2.40	$8.32	$5.08
Diluted weighted average shares outstanding, GAAP basis	3,197	3,221	3,177	3,247

Operating profit margin, GAAP basis	39%	25%	37%	46%
Operating profit margin, as adjusted, non-GAAP basis(6)	43%	38%	43%	38%

(1) Gains on deferred compensation plan investments, net: The gain on deferred compensation plan investments, which increases deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income below net operating income on the income statement, and thus, has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure represents the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision, excluding the impact of investment related activity, and is calculated by applying the unconsolidated effective tax rate to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

The Company does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Throughout this press release, Diamond Hill may make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words “believe,” “expect,” “anticipate,” “estimate,” “should,” “hope,” “seek,” “plan,” “intend” and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements.

Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements are discussed under "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as under "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These factors include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; the effect of national, regional and global economic conditions generally, including the effects of the COVID-19 pandemic and the actions taken in connection therewith; political uncertainty caused by, among other things, political parties, economic nationalist sentiments, and tensions surrounding the current socioeconomic landscape; changes in interest rates; changes in national, and local economic and political conditions; the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the Securities and Exchange Commission.

In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Diamond Hill or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of Diamond Hill and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com